Exhibit 4.4
BEYONDCORE, INC.
2016 EQUITY INCENTIVE PLAN
As Adopted on August 12, 2016
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of RSUs covering Shares. Capitalized terms not defined in the text are defined in Section 11 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply if the Committee so provides.
2.    SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.2 and 8 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 250,000 Shares. Subject to Sections 2.2 and 8 hereof, Shares subject to RSUs that are cancelled, forfeited, settled in cash, used to pay withholding obligations or that expire by their terms at any time will again be available for grant and issuance in connection with other RSUs. In the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision or right of first refusal, such Shares shall be added to the number of Shares then available for issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all RSUs granted and outstanding under this Plan.
2.2    Adjustment of Shares. In the event that the number of outstanding shares of the capital stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number of Shares reserved for issuance under this Plan and (b) the number of Shares subject to other outstanding RSUs will (to the extent appropriate) be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.
3.    PLAN FOR BENEFIT OF SERVICE PROVIDERS.
3.1    Eligibility. The Committee will have the authority to select persons to receive RSUs. RSUs may be granted to employees, officers, directors and consultants of the Company or any Subsidiary or Parent of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the RSU granted for such services. A person may be granted more than one RSU under this Plan.

3.2    No Obligation to Employ. Nothing in this Plan or any RSU granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or Parent of the Company or limit in any way the right of the Company or any Subsidiary or Parent of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.
4.    RESTRICTED STOCK UNITS.
4.1    RSUs of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an RSU covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future. No Purchase Price shall apply to an RSU settled in Shares. All grants of Restricted Stock Units will be evidenced by an RSU Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. No RSU will have a term longer than seven (7) years from the date the RSU is granted.
4.2    Form and Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.
4.3    Dividend Equivalent Payments.  The Board may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares.  In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and they may either be paid at the same time as dividend payments are made to stockholders or delayed until when Shares are issued pursuant to the RSU grants and may be subject to the same vesting requirements as the RSUs.  If the Board permits dividend equivalent payments to be made on RSUs, the terms and conditions for such payments will be set forth in the RSU Agreement.
5.    WITHHOLDING TAXES.
5.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of RSUs granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of RSUs are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy applicable tax withholding requirements.
5.2    Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the vesting of any RSU that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax withholding obligation by electing to have the Company withhold from the Shares to be issued up to the minimum number of Shares having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the minimum amount to be withheld; or to arrange a mandatory “sell to cover” on Participant’s behalf (without further authorization) but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.
6.    RESTRICTIONS ON AWARDS.
6.1    Transferability. Except as permitted by the Committee, RSUs granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution. For the avoidance of doubt, the prohibition against assignment and transfer applies to the shares to be issued on settlement of an RSU, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act). Unless an RSU is transferred pursuant to the terms of this Section 6, any elections with respect to an RSU may be made only by the Participant or Participant’s legal representative. The terms of an RSU shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.
6.2    Securities Law and Other Regulatory Compliance. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply with respect to a particular RSU to which Section 25102(o) will not apply. An RSU will not be effective unless such RSU is in compliance with all applicable federal, state and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the RSU and also on the date of issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.
6.3    Exchange and Buyout of RSUs. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new RSUs in exchange for the surrender and cancellation of any or all outstanding RSUs. The Committee may at any time buy from a Participant an RSU previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
7.    RESTRICTIONS ON SHARES.
7.1    Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.
7.2    Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the RSU Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of its capital stock pursuant to an effective registration statement filed under the Securities Act.
7.3    Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificate.
7.4    Securities Law Restrictions. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
8.    CORPORATE TRANSACTIONS.
8.1    Acquisitions or Other Combinations. In the event that the Company is subject to an Acquisition or Other Combination, outstanding RSUs acquired under the Plan shall be subject to the agreement evidencing the Acquisition or Other Combination, which need not treat all outstanding RSUs in an identical manner (unless required by applicable law). Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding RSUs as of the effective date of such Acquisition or Other Combination:
(a)    The continuation of such outstanding RSUs by the Company (if the Company is the successor entity).
(b)    The assumption of outstanding RSUs by the successor or acquiring entity (if any) in such Acquisition or Other Combination (or by any of its Parents, if any), which assumption, will be binding on all Participants, provided that any RSU that is subject to Section 409A of the Code will be adjusted appropriately pursuant to Section 409A of the Code. For the purposes of this Section 8, an RSU will be considered assumed if, following the Acquisition or Other Combination, the RSU confers the right to purchase or receive, for each Share subject to the RSU immediately prior to the Acquisition or Other Combination, the consideration (whether stock, cash, or other securities or property) received in the Acquisition or Other Combination by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).
(c)    The substitution by the successor or acquiring entity in such Acquisition or Other Combination (or by any of its Parents, if any) of equivalent awards with substantially the same terms for such outstanding RSUs (except that an RSU that is subject to Section 409A of the Code will be adjusted appropriately pursuant to Section 409A of the Code).
(d)    The full or partial vesting and accelerated expiration of outstanding RSUs.
(e)    The settlement of the full value of such outstanding RSU (whether or not then vested) in cash, cash equivalents, or securities of the successor entity (or its Parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such RSUs; provided however, that such RSU may be cancelled without consideration if such RSU has no value, as determined by the Committee, in its discretion. For purposes of this Section 8.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
Immediately following an Acquisition or Other Combination, outstanding RSUs shall terminate and cease to be outstanding, except to the extent such RSUs, have been continued, assumed or substituted, as described in Sections 8.1(a), (b) and/or (c). In the event the successor or acquiring corporation (if any) does not continue, assume or substitute the RSUs, as provided above, pursuant to an Acquisition or Other Combination, then notwithstanding any other provision in this Plan to the contrary, the vesting of such RSUs will accelerate in full.
8.2    Substitution or Assumption of RSUs by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an RSU under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an RSU granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an RSU under this Plan if the other entity had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another entity, the terms and conditions of such award will remain unchanged (except that any award that is subject to Section 409A of the Code will be adjusted appropriately pursuant to Section 409A of the Code).
9.    ADMINISTRATION.
9.1    Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
(a)    construe and interpret this Plan, any RSU Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan;
(c)    approve persons to receive RSUs;
(d)    determine the form and terms of RSUs;
(e)    determine the number of Shares or other consideration subject to RSUs granted under this Plan;
(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether RSUs will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other RSUs under this Plan or awards under any other incentive or compensation plan of the Company or any Subsidiary or Parent of the Company;

(h)    grant waivers of any conditions of this Plan or any RSU;
(i)    determine the terms of vesting and payment of RSUs to be granted pursuant to this Plan;
(j)    correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any RSU and any RSU Agreement;
(k)    determine whether an RSU has been earned;
(l)    extend the vesting period beyond a Participant’s Termination Date;
(m)    adopt rules and/or procedures (including the adoption of any subplan under this Plan or any annex or addendum to an RSU Agreement) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;
(n)    delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as may otherwise be permitted by applicable law;
(o)    change the vesting schedule of RSUs under the Plan prospectively in the event that the Participant’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of awards; and
(p)    make all other determinations necessary or advisable in connection with the administration of this Plan.
9.2    Committee Composition and Discretion. The Board may delegate full administrative authority over the Plan and RSUs to a Committee consisting of at least one member of the Board (or such greater number as may then be required by applicable law). Unless in contravention of any express terms of this Plan or RSU, any determination made by the Committee with respect to any RSU will be made in its sole discretion either (a) at the time of grant of the RSU, or (b) at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any RSU under this Plan. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant an RSU under this Plan, provided that each such officer is a member of the Board.
9.3    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
9.4    Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

10.    EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PLAN.
10.1    Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant RSUs pursuant to this Plan; provided, however, that: (a) in the event that initial stockholder approval is not obtained within the time period provided herein, all RSUs for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such RSU shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (b) RSUs (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such RSUs shall be canceled, and any purchase of Shares subject to any such RSU shall be rescinded.
10.2    Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the later of (a) the Effective Date, or (b) the most recent increase in the number of Shares reserved under Section 2 that was approved by the Company’s stockholders.
10.3    Amendment or Termination of Plan. The Board may at any time (a) terminate or amend this Plan in any respect, including without limitation amendment of any form of RSU Agreement or instrument to be executed pursuant to this Plan and (b) terminate any and all outstanding RSUs upon a dissolution or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s stockholders; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o). The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any RSU previously granted under the Plan.
11.    DEFINITIONS. For all purposes of this Plan, the following terms will have the following meanings.
“Acquisition,” for purposes of Section 8, means:
(a)    any consolidation or merger in which the Company is a constituent entity or is a party in which the voting stock and other voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger represent, or are converted into, securities of the surviving entity of such consolidation or merger (or of any Parent of such surviving entity) that, immediately after the consummation of such consolidation or merger, together possess less than fifty percent (50%) of the total voting power of all voting securities of such surviving entity (or of any of its Parents, if any) that are outstanding immediately after the consummation of such consolidation or merger;
(b)    a sale or other transfer by the holders thereof of outstanding voting stock and/or other voting securities of the Company possessing more than fifty percent (50%) of the total voting power of all outstanding voting securities of the Company, whether in one transaction or in a series of related transactions, pursuant to an agreement or agreements to which the Company is a party and that has been approved by the Board, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert; or
(c)    the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company and/or any Subsidiary or Subsidiaries of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, (or, if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by one or more Subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company), except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company (an “Acquisition by Sale of Assets”).
Notwithstanding anything to the contrary, a transaction that does not constitute a “change in control event” under Sections 1.409A-3(i)(5)(v) or 1.409A-3(i)(5)(vii) of the Treasury Regulations under Section 409A of the Code will not constitute an Acquisition.

“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
“Board” means the Board of Directors of the Company.
“Cause” means, except as may otherwise be defined in a written agreement governing a given Participant’s employment with the Company or a Subsidiary or Parent of the Company, Termination because of (a) Participant’s unauthorized misuse of the Company or a Parent or Subsidiary of the Company’s trade secrets or proprietary information, (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Participant’s committing an act of fraud against the Company or a Subsidiary or Parent of the Company or (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or Subsidiary or Parent of the Company’ reputation or business.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.
“Company” means BeyondCore, Inc. a Delaware corporation, or any successor corporation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)
    if such Common Stock is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b)    if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Committee may determine); or
(c)    if none of the foregoing is applicable to the valuation in question, by the Committee in good faith.
“Other Combination” for purposes of Section 8 means any (a) consolidation or merger in which the Company is a constituent entity and is not the surviving entity of such consolidation or merger or (b) any conversion of the Company into another form of entity; provided that such consolidation, merger or conversion does not constitute an Acquisition. Notwithstanding anything to the contrary, a transaction that does not constitute a “change in control event” under Sections 1.409A-3(i)(5)(v) or 1.409A-3(i)(5)(vii) of the Treasury Regulations under Section 409A of the Code will not constitute an Other Combination.
“Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).
“Participant” means a person who receives an RSU under this Plan.
“Plan” means this 2016 Equity Incentive Plan, as amended from time to time.
“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 4 hereof.
“RSU Agreement” means, with respect to each RSU, the signed written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the RSU as approved by the Committee. For purposes of the Plan, the RSU Agreement may be executed via written or electronic means.
“Rule 701” means Rule 701 et seq. promulgated by the SEC under the Securities Act.
“SEC” means the Securities and Exchange Commission.
“Section 25102(o)” means Section 25102(o) of the California Corporations Code.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2.2 and 8 hereof, and any successor security.
“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer,

director or consultant to the Company or a Subsidiary or Parent of the Company. A Participant will not be deemed to have ceased to provide services while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. In the case of an approved leave of absence, the Committee may make such provisions respecting crediting of service, including suspension of vesting of the RSU (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an RSU be settled after the expiration of the term set forth in the RSU Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
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